AGREEMENT OF AMENDMENT NO. 7

Dated as of August 27, 2014

Reference is made to that certain Revolving Credit and Security Agreement dated as of August 20, 2010 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Dynamic Credit Opportunities Fund (formerly Invesco Van Kampen Dynamic Credit Opportunities Fund), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the Increase Effective Date (as defined below), the definition of “Conduit Lender Related Commitment” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the amount “$210,000,000” set forth therein with the amount “$240,000,000”.

The parties hereto agree that, effective as of the Increase Effective Date, the definition of “Direct Lender Commitment” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the amount “$140,000,000” set forth therein with the amount “$160,000,000”.

The parties hereto agree that, effective as of the date hereof, the definition of “Overnight LIBOR Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with the following:

““Overnight LIBOR Rate” means the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate), as published by Reuters (or other commercially available source providing quotations of such rate as designated by a Direct Lender from time to time) at approximately 11:00 a.m., London time, on the date of determination of the Overnight LIBOR Rate, for Dollar deposits (for delivery on such day) with a term equivalent to one day.”

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 27, 2014” set forth therein with the date “August 25, 2015”.

The parties hereto agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended to add each of the following definitions in alphabetical order therein, as applicable:

““Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions and currently is comprised of Cuba, Iran, North Korea, Sudan and Syria.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled or more than 50% owned by any such Person.”

The parties hereto agree that, effective as of the date hereof, Section 4.01 of the Credit Agreement is hereby amended by adding the following in its entirety at the end thereof:

“(u) Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its subsidiaries and, to the knowledge of the Borrower, their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any subsidiary or, to the knowledge of the Borrower or such subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. In addition, the Borrower will not directly or, knowingly, indirectly, use the proceeds of any Advance in violation of any Anti-Corruption Laws or applicable Sanctions and no other transaction contemplated by this agreement (which is to be performed by the Borrower) will violate Anti-Corruption Laws or applicable Sanctions.”

The parties hereto agree that, effective as of the date hereof, Section 5.01 of the Credit Agreement is hereby amended by adding the following in its entirety at the end thereof:

“(r) Anti-Corruption Policies, Etc. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.”

The parties hereto agree that, effective as of the date hereof, Section 5.02 of the Credit Agreement is hereby amended by adding the following in its entirety at the end thereof:

“(r) Use of Proceeds. The Borrower will not request any Advance, and the Borrower shall not use, and shall procure that its subsidiaries and shall use reasonable efforts to procure that its or their respective directors, officers, employees and agents shall not use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transactions of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

The parties hereto agree that, effective as of the date hereof, Section 6.01(b) of the Credit Agreement is hereby amended to (i) insert the words “, Section 5.01(r)” immediately after the words “Section 5.01(g)” set forth therein, and (ii) insert the words “or (r)” immediately prior to the words “of Section 5.02” set forth therein.

The parties hereto agree that, effective as of the date hereof, Section 9.02 of the Credit Agreement is hereby amended to delete the information set forth therein under the heading “If to the Borrower” and replace it in its entirety with the following:

“If to the Borrower:	Invesco Dynamic Credit Opportunities Fund
3500 Lacey Road, Suite 700
Downers Grove, Illinois 60515
Attention: Tom Jovic
Telephone No.: 630-684-8389
Facsimile No.: 630-586-0561

With a copy to:
Invesco Dynamic Credit Opportunities Fund
3500 Lacey Road, Suite 700
Downers Grove, Illinois 60515
Attention: Matthew Carlson
Telephone No.: 630-684-6705
Facsimile No.: 630-586-0561”.

The parties hereto agree that, effective as of the Increase Effective Date, the signature pages of the Credit Agreement shall be amended to replace the amount “$210,000,000” set forth therein as the Secondary Lender’s “Secondary Lender Commitment” with the amount “$240,000,000”.

The parties hereto agree that, effective as of the Increase Effective Date, the signature pages of the Credit Agreement shall be amended to replace the amount “$140,000,000” set forth therein as the Direct Lender’s “Direct Lender Commitment” with the amount “$160,000,000”.

As used herein, the term “Increase Effective Date” shall mean the first date upon which (i) the Program Agent and the Direct Lender shall have executed and delivered one or more counterparts of this Agreement of Amendment No. 7 and shall have received one or more counterparts of this Agreement of Amendment No. 7 executed by the other parties hereto, (ii) the Program Agent and the Direct Lender shall have received a certificate of the Secretary or Assistant Secretary of the Borrower certifying (a) as to the resolutions of its Board of Trustees, approving this Agreement of Amendment No. 7 and the transactions contemplated hereby and thereby, (b) that its representations and warranties set forth in the Program Documents to which it is a party are true and correct in all material respects, and (c) the incumbency and specimen signature of each of its officers authorized to execute this Agreement of Amendment No. 7, and (iii) the Program Agent and the Direct Lender shall have received the signed opinions of counsel to the Borrower addressed to the Program Agent, each Conduit Lender, each Secondary Lender and each Direct Lender, as to such matters as the Program Agent and the Direct Lenders shall have reasonably requested, in form and substance reasonably satisfactory to the Program Agent and the Direct Lender.

The Borrower agrees to pay to the Program Agent a non-refundable, fully-earned up-front fee (the “Citi Up-Front Fee”) in the amount of $480,000. The Citi Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Citi Up-Front Fee to the Program Agent by deposit into the Program Agent’s Account, or such other account as the Program Agent shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Citi Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Program Agent may rely upon all rights and remedies in the Credit Agreement.

The Borrower agrees to pay to the Direct Lender a non-refundable, fully-earned up-front fee (the “Direct Lender Up-Front Fee”) in the amount of $320,000. The Direct Lender Up-Front Fee shall be payable on the date hereof. The Borrower shall pay the Direct Lender Up-Front Fee to the Direct Lender by deposit into the Direct Lender’s Account, or such other account as the Direct Lender shall designate to the Borrower. For the avoidance of doubt, the failure of the Borrower to pay the Direct Lender Up-Front Fee in accordance with this paragraph shall constitute an Event of Default for all purposes of the Credit Agreement and the other Program Documents, and the Direct Lender may rely upon all rights and remedies in the Credit Agreement.

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 7, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects (unless made with respect to a specific earlier date, in which case they shall be true and correct as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 7 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 7 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
Name:	Steffen Lunde	Name:	Steffen Lunde
Title:	Vice President	Title:	Vice President

CHARTA, LLC,		CAFCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
Name:	Steffen Lunde	Name:	Steffen Lunde
Title:	Vice President	Title:	Vice President

CRC FUNDING, LLC,		CIESCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:	/s/ Steffen Lunde	By:	/s/ Steffen Lunde
Name:	Steffen Lunde	Name:	Steffen Lunde
Title:	Vice President	Title:	Vice President

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:		By:
Name:		Name:
Title:		Title:

Agreement of Amendment No. 7

Invesco Dynamic Credit Opportunities Fund 2014

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:		By:
Name:		Name:
Title:		Title:

CHARTA, LLC,		CAFCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

CRC FUNDING, LLC,		CIESCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:	/s/ Karen Gallagher	By:
Name:	Karen Gallagher	Name:
Title:	Vice President	Title:

Agreement of Amendment No. 7

Invesco Dynamic Credit Opportunities Fund 2014

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A.,		CITIBANK, N.A.,
as Program Agent		as Secondary Lender

By:		By:
Name:		Name:
Title:		Title:

CHARTA, LLC,		CAFCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

CRC FUNDING, LLC,		CIESCO, LLC,
as Conduit Lender		as Conduit Lender

By:	Citibank, N.A., as	By:	Citibank, N.A., as
	Attorney-in-Fact		Attorney-in-Fact

By:		By:
Name:		Name:
Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO DYNAMIC CREDIT OPPORTUNITIES FUND, as Borrower

By:		By:	/s/ John M. Zerr
Name:		Name:	John M. Zerr
Title:		Title:	Senior Vice President

Agreement of Amendment No. 7

Invesco Dynamic Credit Opportunities Fund 2014